OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE PLAN

Effective July 1, 2013

TABLE OF CONTENTS

1.	Purpose..……………………………………………………………………………	1
2.	Effective Date………………………………………………………………………	1
3.	Eligibility and Participation……………………………………………………….	1
4.	Purchase of Life Insurance Policies……………………………………………..	1
5.	Policy Ownership………………………………………………………………….	1
6.	Division of Cash Surrender Value……………………………………………….	1
8.	Vesting……………………………………………………………………………..	2
9.	Beneficiary Designation………………………………………………………….	2
10.	Premium Payments………………………………………………………………..	2
11.	Termination of Participation in the Plan………………………………………..	2
12.	Named Fiduciary………………………………………………………………….	3
13.	Funding Policy…………………………………………………………………....	3
14.	Claims Procedure………………………………………………………………....	3
15.	Amendment and Revocation…………………………………………………....	4
16.	Insurance Company Not a Party to This Plan………………………………....	4
17.	Validity…………………………………………………………………………….	4
18.	Notices…………………………………………………………………………….	4
19.	Successors………………………………………………………………………..	4
20.	Governing Law……………………………………………………………………	4
21.	Entire Plan…………………………………………………………………………	5
22.	Not a Contract of Employment………………………………………………….	5

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE PLAN

This Endorsement Split-Dollar Life Insurance Plan (the “Plan”) is established by Oconee Federal Savings and Loan Association, located in Seneca, South Carolina (the “Association”) for the benefit of certain highly compensated or management employees of the Association.

1.	Purpose

This Plan is established as part of an integrated executive compensation program that is intended to attract, retain and motivate certain highly compensated or management employees of Association (“Employees”) who are in a position to make significant contributions to the operation and profitability of the Association. This Plan provides a means by which the Association assists the Employee in purchasing life insurance on the Employee's life that provides a death benefit to the Employee's personal Beneficiary.

2.	Effective Date

This Plan shall be effective as of July 1, 2013.

3.	Eligibility and Participation

The Board of Directors of the Association may designate any Employee to be eligible to participate in the Plan.  Each such Employee may agree to participate in the Plan by completing a Participation Agreement and Beneficiary Designation similar in form to that set forth in Schedule A; provided, however, participation and all benefits under this Plan are subject to the actual purchase of a life insurance Policy under Section 4.

4.	Purchase of Life Insurance Policies

Association shall use its best efforts to purchase one or more life insurance policies on the life of each eligible Employee in an amount sufficient to provide for the benefits outlined in Section 7 of the Plan; provided, however, that the Association shall retain the absolute right to decline to purchase a Policy on the life of any Employee for any reason whatsoever. Each policy purchased shall be subject to the terms and conditions of the Plan (“Policy”).

5.	Policy Ownership

The sole and absolute owner of any Policy shall be the Association which may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be limited by this Plan.

6.	Division of Cash Surrender Value

The Association shall at all times be entitled to all cash values under the terms of the Policy. Employee shall have no right, at any time, to the cash value of the Policy.

7.	Division of Death Proceeds

Except as provided in Section 11 herein, upon the death of Employee, and providing the Policy on such Employee's life is in force and the Employee is employed by Association on the date of death, the proceeds of such Policy shall be divided as follows:

(a)           Employee's Share. The Employee's Beneficiary shall be entitled to the amount shown on such Employee's Participation Agreement from the total benefit payable from the Policy as of the Employee's date of death.  The Employee’s Beneficiary shall receive the death proceeds in a single lump sum payment as soon as practicable following the death of the Employee, subject to any right or interest the Association may have in such proceeds, as provided in the Plan.  If the Employee’s death occurs after he or she terminates employment or if the Policy is no longer in force on such Employee’s date of death, no benefit shall be payable to the Employee’s beneficiary.

(b)           Association's Share. The Association shall be entitled to the remainder of the death proceeds.

8.	Vesting

Subject to Paragraph 15 herein, Employee shall be fully vested in the Employee's share of the death proceeds described in paragraph 7(a) as long as the Policy on the Employee's life remains in force and the Employee is employed by Association.

9.	Beneficiary Designation

Employee shall have the right and power to designate a person, persons or entity (“Beneficiary”) to receive Employee's share of the proceeds payable upon his death, and to elect and change a payment option for such Beneficiary, subject to any right or interest the Association may have in such proceeds, as provided in this Plan. If no valid Beneficiary designation has been filed with the Association, upon Employee's death, the Beneficiary will be deemed to be the Employee's estate.

10.	Premium Payments; Imputed Income to Employee

(a)           Subject to the Association's absolute right to surrender or terminate the Policy at any time and for any reason, Association shall pay the premium payments.

(b)           Association shall include in an Employee’s Form W-2 or its equivalent, as applicable, the amount of imputed income as required for federal and state income tax purposes, if any, as a result of the insurance protection provided.

(c)           Employee shall have no right to make any premium payment to the Policy at any time.

11.	Termination of Participation in the Plan

An Employee's participation in this Plan shall terminate upon the occurrence of any one (1) of the following:

(a)           Employee's employment with Association ceases;

(b)           Total cessation of Association's business;

(c)           Bankruptcy, receivership or dissolkution of Association;

(d)           Receipt by Association of written notification of a request to terminate participation in the Plan from Employee;

(e)           Surrender, lapse, or other termination of the Policy on the life of Employee by Association; or

(f)           Distribution of the death proceeds in accordance with Section 7 of this Plan.

Nothwithstanding anything in this Plan to the contrary, the Association may not terminate this Plan or Policy subsequent to a change in control, as such term is defined in the Association's employment and change in control agreements.  If all Employees, as determined on the date of a change in control, terminate employment subsequent to a change in control, the Plan or Policy may be terminated.

12.	Named Fiduciary

Association is hereby designated as the named fiduciary under this Plan. As named fiduciary, Association shall be responsible for and have the authority to manage the operation and administration of this Plan, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

13.	Funding Policy

Subject to Association's absolute right to surrender or terminate the Policy at any time and for any reason, the funding policy for this Plan shall be to make all planned premium payments.

14.	Claims Procedure

(a)           Any person claiming a benefit, requesting an interpretation or ruling under this Plan, or requesting information under this Plan shall present the request in writing to Association, which shall respond in writing within a reasonable period of time, but not later than ninety (90) days after receipt of the request.

(b)           Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

(i)           The reason for denial, with specific reference to the provisions in the Plan on which the denial is based;

(ii)           A description of any additional material or information required and an explanation of why it is necessary; and

(iii)           An explanation of the Plan's claims review procedure.

(c)           Review of Claim. Any person whose claim or request is denied may request a review by notice given to Association within sixty (60) days following receipt of notification of the adverse determination. The claim or request shall be reviewed by Association which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, exam in the pertinent documents, and submit issues and comments in writing.

(d)           Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified within such sixty (60) day period of an extension which shall not be for more than an additional sixty (60) days. The Association's decision shall be delivered in writing to Employee and shall state the reason and the relevant provisions in the Plan for the decision. All decisions on review shall be final and bind all parties concerned.

15.	Amendment and Revocation

This Plan may be amended or revoked at any time, in whole or in part, by the Association, in its sole discretion.  A copy of any amendment must be provided to an Employee.

16.	Insurance Company Not a Party to This Plan

Each insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary named in the Policy, subject to the terms and conditions of the Policy. In no event shall any insurer be considered a party to this Plan, or any modification or amendment hereof.

17.	Validity

If any provision of this Plan is held illegal, invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

18.	Notices

All notices shall be in writing, and shall be sufficiently given if delivered to the Association at its principal place of business, or to the Employee at his last known address as shown in Association's records, in person, by Federal Express or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested. The date of such mailing shall be deemed the date of notice, demand or consent.

19.	Successors

The provisions of this Plan shall bind and inure to the benefit of Association and its successors and assigns, and Employee and his or her heirs, successors and personal representatives.  The Association shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Association.

An Employee may not, without the written consent of the Association, assign to any individual, trust or other organization, any right, title or interest in a Policy.

20.	Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the state of South Carolina, except as preempted by federal law.

21.	Entire Plan

This written document is the final and exclusive statement of the terms of the Plan, and any claim of right or entitlement under the Plan shall be determined in accordance with its provisions.

22.           Not a Contract of Employment

The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Association and any Employee, and an Employee (or his Beneficiary) shall have no rights against the Association except as may be otherwise provided specifically herein. Moreover, nothing in the Plan shall be deemed to give an Employee the right to be retained in the service of Association or to interfere with the right of the Association to discipline or discharge any Employee at any time.

IN WITNESS WHEREOF, the Association has caused this Plan to be executed by its duly authorized officers effective as of July 1, 2013.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

By:	/s/ T.R. Evatt
T.R. Evatt, President/CEO

Date:	June 27, 2013